Exhibit 99.1

Cirrus Logic Reports Fiscal Q3 2008 Financial Results

Cirrus Logic Revenue Grows Eight Percent Year Over Year, Announces $150 Million Share Repurchase Program

AUSTIN, Texas--(BUSINESS WIRE)--Cirrus Logic Inc. (Nasdaq:CRUS), a leader in high-precision analog and digital signal processing components, today announced financial results for the third quarter fiscal year 2008, which ended Dec. 29, 2007.

The company reported third quarter fiscal year 2008 revenue of $48.9 million, compared with $47.0 million in the previous quarter, and $45.3 million during the third quarter of fiscal year 2007. Third quarter gross margin was 56 percent compared to 61 percent for the third quarter of fiscal year 2007 and operating expenses for the quarter were $26.1 million. Net income on a GAAP basis was approximately $4.2 million and included the following items:

  Approximately $2.1 million in stock-based compensation expense;
  $500,000 in legal costs related to the company’s review of its historical stock option practices;
  A charge of $500,000 for the amortization of intangibles related to acquisitions;
  A net credit of $1.3 million for the release of various facility-related accruals.

Total cash and marketable securities at the end of the third fiscal quarter was $252 million, compared with $245 million at the end of the prior fiscal quarter.

“In Q3 we completed our strategic plan, providing a clear picture of how to align our resources with our best growth prospects,” said Jason Rhode, president and chief executive officer. “We are also pleased that our investment in portable audio is continuing to pay off, as revenues in that product line continued to grow.”

Additionally, the Cirrus Logic Board of Directors authorized a share repurchase program of up to $150 million. The repurchases will be funded from existing cash and will be effected from time to time in accordance with applicable securities laws through the open market or in private transactions, depending on general market and economic conditions.

Outlook for Fourth Quarter FY 2008 (ending March 29, 2008):

  Revenue is expected to range between $44 million and $47 million;
  Gross margin is expected to be between 55 percent and 58 percent; and
  Combined R&D and SG&A expenses are expected to range between $25 million and $27 million, which includes approximately $2.3 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Conference Call

Cirrus Logic management will hold a conference call to discuss the company’s results for the third quarter of fiscal year 2008, on Jan. 30, 2008, at 5:00 p.m. ET. Those wishing to join should call 303-205-0033 (passcode: Cirrus Logic) at approximately 4:50 p.m. ET. A replay of the conference call will also be available beginning one hour after the completion of the call, until Feb. 6, 2008. To access the recording, call 303-590-3000 (passcode: 11106494#). A live and an archived webcast of the conference call will also be available via the company’s Web site at www.cirrus.com.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment, and industrial and aerospace applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of fourth quarter fiscal year 2008 revenue, gross margin, combined research and development and selling, general and administrative expense levels, and share-based compensation expense, and the Company’s overall growth prospects. In some cases, forward-looking statements are identified by words such as we “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “estimates,” and “intend,” variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: our ability to successfully integrate our recent acquisitions into our business; overall conditions in the semiconductor market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the level of orders and shipments during the fourth quarter of fiscal year 2008, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; overall economic pressures; general market and economic conditions; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued sufficient investments in research and development; foreign currency fluctuations; the retention of key employees; expenses associated with the Company’s stock option investigation, and related on-going litigation and administrative proceedings; and the risk factors listed in our Form 10-K for the year ended March 31, 2007, as updated on Nov. 5, 2007 in our Quarterly Report on Form 10-Q for the fiscal quarter ended Sept. 29, 2007, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

Summary financial data follows:

CIRRUS LOGIC, INC. CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS (unaudited) (in thousands, except per share data)

	Quarter Ended

	Dec. 29, 2007	Sept. 29, 2007	Dec. 30, 2006

Net revenue	$48,905	$47,034	$45,297
Cost of sales	21,565	20,213	17,886
Gross Margin	27,340	26,821	27,411
Gross Margin Percentage	55.9%	57.0%	60.5%

Operating expenses:
Research and development	13,194	12,051	11,190
Selling, general and administrative	14,450	12,819	13,478
Restructuring and other costs	(1,553)	-	1,013
Impairment of non-marketable securities	-	3,657	-
Acquired in process R&D	-	1,761	1,925
Total operating expenses	26,091	30,288	27,606

Income (loss) from operations	1,249	(3,467)	(195)

Interest income, net	2,970	3,180	3,615
Other income (expense), net	(27)	(30)	76
Income (loss) before income taxes	4,192	(317)	3,496
Provision for income taxes	10	15	32
Net income (loss)	$4,182	$(332)	$3,464

Basic income per share:	$0.05	$-	$0.04
Diluted income per share:	$0.05	$-	$0.04

Basic weighted average common shares outstanding	89,068	88,998	87,756
Diluted weighted average common shares outstanding	89,533	88,998	88,725

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC. CONSOLIDATED CONDENSED BALANCE SHEET unaudited; in thousands

	Dec. 29, 2007	Sept. 29, 2007	Dec. 30, 2006
ASSETS
Current assets
Cash and cash equivalents	$69,288	$53,211	$81,885
Restricted investments	5,755	5,755	5,755
Marketable securities	165,619	174,490	176,527
Accounts receivable, net	23,049	23,814	16,585
Inventories	20,030	19,450	20,331
Other current assets	13,974	14,490	6,654
Total Current Assets	297,715	291,210	307,737

Long-term marketable securities	11,087	11,490	-
Property and equipment, net	19,850	20,720	12,324
Intangibles, net	30,666	31,718	9,039
Goodwill	12,655	12,655	6,146
Investment in Magnum Semiconductor	-	-	7,947
Other assets	2,239	2,190	3,253
Total Assets	$374,212	$369,983	$346,446

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$18,300	$14,551	$12,142
Accrued salaries and benefits	6,812	7,873	6,349
Other accrued liabilities	8,144	10,537	12,425
Deferred income on shipments to distributors	5,874	6,946	4,907
Income taxes payable	(13)	8	2,091
Total Current Liabilities	39,117	39,915	37,914

Long-term restructuring accrual	1,886	2,674	3,367
Other long-term obligations	9,364	10,126	9,763

Stockholders' equity:
Capital stock	936,093	933,824	924,665
Accumulated deficit	(611,766)	(615,948)	(628,459)
Accumulated other comprehensive loss	(482)	(608)	(804)
Total Stockholders' Equity	323,845	317,268	295,402
Total Liabilities and Stockholders' Equity	$374,212	$369,983	$346,446

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc., Austin
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
InvestorRelations@cirrus.com